UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 207-2100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 13, 2018, RAIT Financial Trust (“RAIT”), Pleasant Lake Apartments Limited Partnership, Laughlin Holdings LLC and Ramat Securities Ltd (collectively, the “Investors”) and Howard Amster (“Mr. Amster”), the principal of the Investors, entered in a Cooperation Agreement (the “Cooperation Agreement”).

The Cooperation Agreement sets forth defined restrictions for a restricted period commencing on the date of the Cooperation Agreement and lasting until the earlier of (i) the fourth day following RAIT’s 2019 Annual Meeting of Shareholders and (ii) September 30, 2019 (the “Restricted Period”), on the ability of the Investors, Mr. Amster and their respective affiliates or associates (the “Investor Group”) to transfer or acquire RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series A Preferred Shares”), RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series B Preferred Shares”) and RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series C Preferred Shares”, and, together with the Series A Preferred Shares and the Series B Preferred Shares, the “Preferred Shares”), and RAIT’s common shares of beneficial interest (the “Common Shares”, and, together with the Preferred Shares, the “Equity Securities”), and contains other restrictions.

Pursuant to the Cooperation Agreement, during the Restricted Period, the Investors and Mr. Amster will cause all Equity Securities owned by the Investor Group to be present for quorum purposes and to be voted in accordance with the recommendation of a majority of RAIT’s Board of Trustees (the “Board”) with respect to any matter at any meeting of RAIT’s shareholders for which proxies are solicited. With respect to any matter on which the consent of a member of the Investor Group is solicited by reason of such member’s holding of Equity Securities during the Restricted Period, the Cooperation Agreement provides that the Investors and Mr. Amster will cause such member of the Investor Group to provide its consent as a holder of such Equity Securities to such matter as recommended by a majority of the Board.

Pursuant to the Cooperation Agreement, in any calendar year, promptly following written notice from RAIT, Investors and/or Mr. Amster may, subject to certain conditions, cause the Investor Group to, transfer any Equity Securities owned by the Investor Group as necessary in order for RAIT to continue to qualify as a real estate investment trust for federal income tax purposes (“REIT”).

Subsequent to entering into the Cooperation Agreement, on August 13, 2018, the Investors, Mr. Amster and RAIT signed a letter agreement (the “Letter Agreement”) which provided that RAIT would exempt the Investors from the ownership limit (the “Ownership Limit”) set forth in RAIT’s Declaration of Trust (the “DOT”) providing that no person may own more than 9.8% of any series of Preferred Shares. The Letter Agreement exempts the Investors from this ownership limit for acquiring and holding Preferred Shares that the Investors intend to purchase on or after August 13, 2018 in amounts which, when added to the Preferred Shares owned by the Investors, Mr. Amster and certain affiliated entities of Mr. Amster at the time of any such acquisition, does not exceed an amount equal to 14.9% of the outstanding number of each series of Preferred Shares, at any time and from time to time.

The above summary of the Cooperation Agreement and the Letter Agreement does not purport to be complete and is qualified in its entirety by the Cooperation Agreement and the Letter Agreement attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement dated as of August 13, 2018 by and among RAIT Financial Trust (“RAIT”), Pleasant Lake Apartments Limited Partnership, Laughlin Holdings LLC, Ramat Securities Ltd (collectively the “Investors”) and Howard Amster (“Mr. Amster”).

10.2	Letter Agreement dated as of August 13, 2018 from the Investors and Mr. Amster to RAIT and Ledgewood, P.C.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

Date: August 13, 2018	/s/ John J. Reyle
John J. Reyle
Chief Executive Officer, President and General Counsel